Exhibit 6.4

MANAGEMENT AGREEMENT

This Agreement is entered into this 1st day of January, 2017, between Dakota UPREIT Limited Partnership (owner) and Valley Rental Service, Inc., 1284 West Main PO Box 446, Valley City ND, 58072 (Manager).

Preliminary Statement

Owner is the owner of the property whose street address appears on the attached Schedule B (the Property). Owner desires to engage Manager as an independent contractor to manage the property and Manager is agreeable to managing the property all on the terms and conditions contained in this Agreement, including Schedules A and B.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

1.         Employment of Manager. Owner hereby employs Manager as the sole and exclusive managing agent to rent, manage and operate the property upon the terms and conditions set forth in this Agreement. Manager hereby accepts such employment and agrees to perform all of the services set forth in this Agreement.

2.         Term. The term of this Agreement is stated on Schedule A. Subsequent to the expiration date, this Agreement shall automatically renew for successive periods of 12 months unless canceled by either party upon 30 days written notice to the other party per Schedule A.

3.         Manager’s Responsibilities. The Manager shall have the following duties and responsibilities together with any other duties and responsibilities shown on Schedule A:

A.                 To use reasonable efforts to lease available space in the property to residents. Manager may place newspaper advertising, post rental signs, prepare circulars and engage in other forms of promotion & advertising at Owner’s expense. Owner shall refer all inquiries for leases or renewals to Manager and all negotiations shall be conducted by Manager.

B.                 To collect all rentals, security deposits and other income from the property.

C.                 To refund resident’s security deposits as required by law and if legally required, pay interest on security deposits. To the extent permitted by law, Manager shall first apply the security deposit towards any rent, unpaid balances & damage Owner has suffered by reason of the actions of residents or resident’s guests. The application of security deposit toward damages shall be itemized and such itemization shall be delivered to resident in accordance with law. Manager, on Owner’s behalf, shall comply with all legal requirements concerning payment and withholding of security deposits.

D.                 On a monthly basis, provide operating statements to the Owner’s representative as shown on Schedule A & B.

E.                  To pay on behalf of Owner the services and other items shown on Schedule A and deduct the amount thereof from proceeds payable to Owner. If disbursements made by Manager are in excess of receipts, Owner agrees to pay such excess promptly. Manager shall not be obligated to advance its own funds on behalf of Owner.

F.                   Owner authorizes Manager to institute legal action either in the name of Owner or in the name of the Manager and at Owner’s expense to enforce the collection of rent or other income for the property and to evict residents for nonpayment of rent or material violation of the lease. In connection therewith, Manager may engage an attorney at Owner’s expense.

G.                 Owner to procure insurance, listing Valley Rental Service Inc. as an additional insured, with the minimum coverage and limits shown on Schedule A.

H.                To employ and discharge and to compensate, at Owner’s expense, all employees necessary for the maintenance and operation of the property and to withhold from and remit to the proper governmental authority all legally required withholdings and to pay the Employer’s share of all payroll taxes. Alternatively, the Manager may contract for all such services with independent contractors at Owner’s expense either by requesting bids or negotiating contracts at Manager’s option. All employees will be employees of Manager. Manager will pay the employees, at Owner’s expense, making all required deductions and paying all necessary payroll taxes and premiums for Workers Compensation, unemployment compensation, etc.

I.                     To notify Owner of any noncompliance complaints, warnings, notice or summons received by Manager related to such matters. Manager is not responsible for compliance of any buildings on the property with such requirements.

J.                     To make emergency repairs which may be required because of danger to life or property or which are immediately necessary for the preservation and safety of the property or the safety of the residents or required to avoid suspension of any necessary service to the property.

K.                 To advertise and otherwise promote the leasing of available premises, to the extent it deems advisable. The Owner shall pay, within established budgetary guidelines, 100% of the cost of all promotional & advertising costs, including the cost of a professionally prepared brochure, if necessary. Costs to be incurred beyond the budgetary guidelines will require prior approval of the Owner.

4.         Compensation. For its services under this Agreement, Manager shall be entitled to compensation as shown on Schedule A which shall be itemized monthly on Manager’s report and may be deducted by Manager from rental receipts.

5.         Notices. Any notices required by this Agreement and all reports shall be sent to Owner at the address shown on Schedule A. Manager’s contact person is shown on the attached Schedule A.

6.         Indemnity. Owner agrees to indemnify Manager for personal injury or property damage to any person whatsoever arising out of or related to Manager’s activities on the property or the performance of its duties under this Agreement unless caused by the negligence or breach of this Agreement by Manager. Owner agrees to indemnify and hold Manager harmless from all claims against Manager for obligations incurred on Owner’s behalf under the terms of this Agreement.

7.         Termination. This Agreement shall terminate under any of the following circumstances;

A.                 Expiration of the terms set forth herein or upon notice as provided herein.

B.                 By written mutual consent of the parties.

C.                 Manager may terminate this Agreement immediately if Owner fails to comply with the terms and conditions of this Agreement.

D.                 If the property is destroyed or taken under eminent domain or condemned.

E.                  If the property is sold to a new owner in which Owner has no substantial ownership interest.

Within 60 days after termination of this Agreement, Owner and Manager shall account to each other with respect to all matters outstanding as of the date of termination. Owner shall furnish Manager with security against any outstanding obligations or liabilities that Manager may have incurred and Manager shall turn over to Owner all records, documents or other instruments in Manager’s possession pertaining to performance under this Agreement

8.         Assignment. This Agreement is not assignable by Manager without Owner’s consent.

9.         Dispute Resolution. Any dispute arising under this Agreement shall be settled by binding arbitration at Fargo, North Dakota. Unless the parties are able to agree upon one arbitrator, each party shall appoint one arbitrator and the two so appointed shall select a third arbitrator. The decision of the single arbitrator or a majority of the arbitrators, as the case may be, shall be final and binding. Notwithstanding the arbitration provision contained herein, the parties consent to the jurisdiction of the courts of North Dakota, both state and federal, in any action concerning this Agreement and agrees that any state court action shall be brought in the District Court of Cass County, North Dakota.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Owner: Dakota UPREIT Limited Partnership

By:	/s/ Tammy Hauck
Its:	VP/COO

Valley Rental Service, Inc.

By:	/s/ William H. Gladue
Its:	Director of Rental Operations

SCHEDULE A

TO

MANAGEMENT AGREEMENT BETWEEN
Dakota UPREIT Limited Partnership (Owner)
AND
Valley Rental Service, Inc. (MANAGER)

This Schedule is a part of a Management Agreement between manager and owner dated 1/1/17.

1.                                 Street Address of Property:

All Properties, addresses and number of units are listed on Schedule B. Schedule B is subject to change due to additions and/or subtractions due to ownership changes of properties.

2.                                 Term: 1 year

Commencement Date: January 1st

Expiration Date: automatically renews from year to year until termination of the agreement by either party by giving 30 days written notice to the other party.

3.                                 Manager’s reports and notices are to be sent to Owner’s contacts listed:

Name:	Tammy Hauck
Address:	3003 32nd Ave S, Suite 250, Fargo, ND 58103
Telephone:	701-239-6879

Owner’s contact for this account will be:

Name:	William Gladue
Address:	3003 32nd Ave S, Suite 280, Fargo, ND 58103
Telephone:	701-293-7484

4.                                 Owner will procure the appropriate insurance coverage to include liability insurance of not less than $1,000,000.00. Manager to be named as additional insured and provided a copy of certificate of insurance coverage. Owner has determined the coverage and amounts of insurance.

OWNER IS RESPONSIBLE FOR PROCURING ANY DESIRED UMBRELLA COVERAGE.

5.                                 Manager shall pay any of the items that are checked below and charge such payments to Owner’s account. Owner will advise Manager on specific items to be paid by Manager on Owner’s behalf.

☒ Real estate taxes and special assessments.

☒ Ordinary repairs and alterations. Any exceeding $ 2,000.00 to have Owner’s prior approval (except for emergencies).

☒ Insurance premiums on insurance referred to above.

☒ Return of security deposits to departing residents.

☒ Payment of principal and interest on mortgage on the property.

☒ Repair and replacement of appliances, carpet, linoleum and water heaters.

☒ Payment of any and all charges billed to Owner including, but not limited to, the following:

•                  Utilities

•                  Equipment & Inventory

•                  Office Supplies

•                  Advertising & Marketing

•                  Services, Maintenance & Custodial

•                  Professional & Legal

•                  Grounds

•                  Membership & Training Expenses

6.                                            As compensation for its services, Manager shall be paid monthly and may deduct from rentals collected the following amounts:

A.                        Percentage of income as listed on Schedule B.

B.                        Payroll paid by manager to employees that work at the property plus 50% overhead.

C.                        Owner will pay commissions to manager of $ NA per rented unit or to outside rental consultants at their standard fee.

Dated:	1-15-2017	Dated:	1-15-2017

/s/ Jim Knutson, EVP		/s/ VP COO
Dakota UPREIT Limited Partnership (Owner)		Dakota REIT Management, LLC (Manager)

Schedule B to Management Agreement; Updated 1/1/17

REIT Properties Managed by Valley Rental Serivce Inc.

Property	Address	City	State	Zip	Units	Date in the REIT	4% Mgmt. Fee	Increases to 5% Date	Mgmt. Fee
Paramount Estates	612 W. Paramount Dr.	Aberdeen	SD	57401	36	10/30/2014			5%
Lakewood Place Apts	2702 3rd Ave SE	Aberdeen	SD	57401	27	10/30/2014			5%
M & I Apts	2701,2721,2801,2821 3rd Ave SE	Aberdeen	SD	57401	32	10/30/2014			5%
Paramount Place	2802 3rd Ave SE	Aberdeen	SD	57401	39	10/30/2014			5%
Paramount Villas	310 Kenmore St. S	Aberdeen	SD	57401	16	10/30/2014			5%
Prairie Springs	1215 & 1321 N. Roosevelt	Aberdeen	SD	57401	130	8/31/2015			5%
Prairie Village	1314 1st Ave. SE & 116 Weber St.	Aberdeen	SD	57401	152	8/31/2015			5%
Calgary Apts 1	3310 19th St. N	Bismarck	ND	58503	24	9/1/2013			5%
Calgary Apts 2	3420 19th St. N	Bismarck	ND	58503	24	9/1/2013			5%
Calgary Apts 3	3540 19th St. N	Bismarck	ND	58503	24	9/1/2013			5%
Century East Apts 1	2909 Ohio St.	Bismarck	ND	58503	24	4/1/2013			5%
Century East Apts 2	2939 Ohio St.	Bismarck	ND	58503	24	4/1/2013			5%
Century East Apts 3 —	3001 Ohio St.	Bismarck	ND	58503	24	4/1/2013			5%
Century East Apts 4	1715 Mapleton Ave.	Bismarck	ND	58503	24	9/1/2013			5%
Century East Apts 5	1823 Mapleton Ave.	Bismarck	ND	58503	24	9/1/2013			5%
Washington Heights 1	2723 Hawken St.	Bismarck	ND	58503	24	9/28/2012			5%
Calico 1	4422 30th Ave S	Fargo	ND	58103	42	12/30/2010	4%	4/1/2021
Calico 2	4450 30th Ave S	Fargo	ND	58103	42	12/30/2010	4%	4/1/2021
Central Park 1	5101 Amber Valley Pkwy	Fargo	ND	58104	30	12/16/2003	4%	7/11/2026
Central Park 2	5131 Amber Valley Pkwy	Fargo	ND	58104	30	12/16/2003	4%	7/11/2026
Central Park 3	5151 Amber Valley Pkwy	Fargo	ND	58104	30	6/30/2004	4%	7/11/2026
Central Park 4	5231 Amber Valley Pkwy	Fargo	ND	58104	35	9/30/2004	4%	7/11/2026
Central Park 5	5251 Amber Valley Pkwy	Fargo	ND	58104	35	3/1/2005	4%	7/11/2026
Central Park 6	5351 Amber Valley Pkwy	Fargo	ND	58104	35	6/1/2005	4%	7/11/2026
Central Park 7	5331 Amber Valley Pkwy	Fargo	ND	58104	35	8/15/2005	4%	7/11/2026
Central Park 8	5301 Amber Valley Pkwy	Fargo	ND	58104	35	11/3/2005	4%	7/11/2026
Country Meadows 1	5001 Amber Valley Pkwy	Fargo	ND	58104	36	12/31/2012			5%
Country Meadows 2	5055 Amber Valley Pkwy	Fargo	ND	58104	36	12/31/2012			5%
Hidden Pointe 1	4045 34th Ave S	Fargo	ND	58104	36	5/6/2014	4%	1/1/2020
Hidden Pointe 2	4083 34th Ave. S	Fargo	ND	58104	36	10/4/2016	4%	1/1/2022
Hidden Pointe 3	4095 34th Ave. S	Fargo	ND	58104	36	10/4/2016	4%	1/1/2022
Hidden Pointe 4	4071 34th Ave. S	Fargo	ND	58104	36	10/1/2014	4%	1/1/2020
One Oak Place	1709 25th Ave S	Fargo	ND	58104	274	8/6/2015			1%
The Summers at Osgood A	4452 47th St. S	Fargo	ND	58104	33	1/12/2006			5%
The Summers at Osgood B	4466 47th St. S	Fargo	ND	58104	36	1/12/2006			5%
The Summers at Osgood C	4482 47th St. S	Fargo	ND	58104	36	10/20/2005			5%
The Summers at Osgood D	4536 47th St. S	Fargo	ND	58104	36	12/29/2008			5%
The Summers at Osgood E	4550 47th St. S	Fargo	ND	58104	36	12/29/2008			5%
The Summers at Osgood F	4522 47th St. S	Fargo	ND	58104	33	12/29/2008			5%
Urban Meadows I	4668 33rd Ave. S	Fargo	ND	58103	36	11/1/2012	4%	1/1/2018
Urban Meadows II	4670 33rd Ave. S.	Fargo	ND	58103	36	11/1/2012	4%	1/1/2018
Urban Meadows Ill	4610 33rd Ave. S.	Fargo	ND	58103	36	7/1/2013	4%	1/1/2019
Urban Meadows IV	4630 33rd Ave. S.	Fargo	ND	58103	36	8/1/2013	4%	1/1/2019
Urban Meadows V	4640 33rd Ave. S.	Fargo	ND	58103	36	10/1/2013	4%	1/1/2019
Westlake Townhomes 1	3120-3130 32nd St. SW	Fargo	ND	58103	12	3/5/1999			5%
Westlake Townhomes 2	3140-3170 32nd St. SW	Fargo	ND	58103	24	12/31/2002			5%
Wheatland Place 1	3302 31st Ave. SW	Fargo	ND	58103	24	3/5/1999			5%
Wheatland Place 2	3322 31st Ave. SW	Fargo	ND	58103	24	3/5/1999			5%
Wheatland Place 3	3342 31st Ave. SW	Fargo	ND	58103	24	3/5/1999			5%
Wheatland Place 4	3063 34th St. SW	Fargo	ND	58103	24	3/5/1999			5%
Wheatland Place 5	3501 30th Ave. SW	Fargo	ND	58103	24	8/13/2001			5%
Wheatland Place 6	3511 30th Ave. SW	Fargo	ND	58103	24	8/13/2001			5%
Wheatland Place 7	3521 30th Ave. SW	Fargo	ND	58103	24	8/13/2001			5%
Wheatland Place 8	3531 30th Ave. SW	Fargo	ND	58103	24	8/13/2001			5%
Wheatland Townhomes 1	3301-3337 31st Ave. SW	Fargo	ND	58103	10	3/5/1999			5%
Wheatland Townhomes 2	3040-3078 34th St. SW	Fargo	ND	58103	18	1/5/2003			5%
Wheatland Townhomes 3	3502-3534 30th Ave. SW	Fargo	ND	58103	15	7/1/2014			5%
Wheatland Townhomes 4	3010-3020 36th St. SW	Fargo	ND	58103	25	8/28/2002			5%
Cooperative Living Center 1	1321 14th Ave. E	West Fargo	ND	58078	24	5/1/2009			3%
Maple Point 1	1121 14th Ave East	West Fargo	ND	58078	24	7/1/2014			5%
Maple Point 2	1401 12th Street East	West Fargo	ND	58078	24	3/4/2014			5%
Maple Point 3	1401 14th Ave East	West Fargo	ND	58078	24	3/4/2014			5%
Maple Point 4	1515 14th Ave East	West Fargo	ND	58078	24	3/4/2014			5%
			Total Units		2293

By:	/s/	By:	/s/ William H. Gladue
Its:	VP/COO	Its:	Director of Rental Operations
Date:	1/5/2017	Date:	1/5/2017